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EXHIBIT 23

CONSENT OF HEIN AND ASSOCIATES LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of Emrise Corporation of our report dated March 28, 2008 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Emrise Corporation for the year ended December 31, 2007.

Irvine, California
March 28, 2008

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  EXHIBIT 23
CONSENT OF HEIN AND ASSOCIATES LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM